As filed with the Securities and Exchange Commission on December 4, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

the Securities Act of 1933

IGI Laboratories, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

01-0355758

(I.R.S. Employer Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(856) 697-1441

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Philip Forte

Controller

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

(856) 697-1441

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

COPY TO:

Brian Katz, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2779

(215) 981-4000

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fees

Title of Each Class of Securities To Be Registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share	17,514,097	$0.95	$16,638,392.15	$928.42

(1)

Consists of (a) 17,251,597 shares of common stock issuable upon conversion of Series B-1 Convertible Preferred Stock, including shares issuable upon conversion of accrued dividends on the Series B-1 Convertible Preferred Stock from the issuance date of such shares through September 30, 2012; (b) 262,500 shares of common stock issuable upon the exercise of warrants; and (c) an indeterminate number of shares of common stock as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.

(2)

Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on December 2, 2009, as reported on the NYSE Amex.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2009

PRELIMINARY PROSPECTUS

IGI LABORATORIES, INC.

17,514,097 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 17,514,097 shares of our common stock, par value $0.01 per share, for resale by the selling stockholders identified in this prospectus. These shares consist of approximately (i) 14,734,667 shares of our common stock issuable upon the initial conversion of 1,006.879 shares of our outstanding Series B-1 Convertible Preferred Stock, par value $0.01 per share, (ii) up to 2,516,930 shares of our common stock issuable upon conversion of accrued dividends on the Series B-1 Convertible Preferred Stock from the issuance date of such shares through September 30, 2012, and (iii) 262,500 shares of our common stock issuable upon the exercise of warrants. We issued these shares of Series B-1 Convertible Preferred Stock and warrants in a private placement that closed on March 13, 2009.

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders have advised us that they will sell the common stock from time to time in the open market, on the NYSE Amex or on any national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under “Plan of Distribution.” We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

Our common stock is currently traded on the NYSE Amex under the symbol “IG.” On December 2, 2009, the last reported sales price for our common stock was $0.92 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” INCLUDED IN THIS PROSPECTUS BEGINNING ON PAGE 5 AND THE “RISK FACTORS” INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 AND ANY SUBSEQUENTLY FILED PERIODIC REPORTS THAT ARE INCORPORATED BY REFERENCE HEREIN BEFORE YOU DECIDE TO INVEST.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is             , 2009.

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference only, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

-i-

PROSPECTUS SUMMARY

IGI Laboratories, Inc.

Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference, before you decide whether to buy our common stock. You should pay special attention to the risks of investing in our common stock as discussed under “Risk Factors.”

We are engaged in the development, manufacturing, filling and packaging of topical, semi-solid and liquid products for pharmaceutical, cosmeceutical and cosmetic companies primarily using our licensed Novasome® encapsulation technology. We have directed our efforts towards the development of high quality skin care and treatment products marketed through collaborative arrangements with pharmaceutical and consumer products companies. We also provide product development and analytical services to our customers in addition to our manufacturing and packaging services.

We license the Novasome® encapsulation technology from Novavax, Inc. for applications in (i) animal pharmaceuticals, biologicals and other animal health products; (ii) foods, food applications, nutrients and flavorings; (iii) cosmetics, consumer products and dermatological over-the-counter and prescription products (excluding certain topically delivered hormones); (iv) fragrances; and (v) chemicals, including herbicides, insecticides, pesticides, paints and coatings, photographic chemicals and other specialty chemicals, and the processes for making the same.

Our head-office, product development laboratories and manufacturing facility are located at 105 Lincoln Avenue, Buena, New Jersey, our telephone number is 856-697-1441 and our website is at http://www.askigi.com. Information contained on our website is not incorporated into this prospectus.

The Offering

We are registering 17,514,097 shares of common stock. The selling stockholders may from time to time sell the shares pursuant to this prospectus.

On March 13, 2009, we completed a $6,000,000 private placement with certain of the selling stockholders, which we refer to as the private placement in this prospectus, pursuant to which these selling stockholders were issued 202.9 shares of our Series B-1 Convertible Preferred Stock, $4,782,600 in secured convertible promissory notes, a preferred stock purchase warrant to purchase 797.1 shares of our non-voting Series B-2 Preferred Stock and a warrant to purchase 350,000 shares of common stock. At our annual meeting of stockholders held on May 15, 2009, our stockholders approved the private placement. Immediately upon stockholder approval of the private placement, the $4,782,600 aggregate principal amount of secured convertible promissory notes issued to certain of the selling stockholders, together with accrued and unpaid interest, were converted into an aggregate of 803.979 shares of our Series B-1 Convertible Preferred Stock and the warrant to purchase 797.1 shares of non-voting Series B-2 Preferred Stock issued to certain of the selling stockholders was cancelled. We issued the shares and the warrants in the private placement in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 of Regulation D thereunder.

The following is a description of the terms of our previously outstanding Series A Preferred Stock and our Series B-1 Convertible Preferred Stock and the warrants that we issued in the private placement.

Series A Preferred Stock

Dividends. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends except to the extent we declare and pay a cash dividend on our common stock, then, in that event, the holders of shares of Series A Preferred Stock will be entitled to share in such dividends, on a pro rata basis, as if their shares had been converted into shares of common stock.

Preferred Stock Conversion Rights. Each share of Series A Preferred Stock may be converted at any time at the option of the holder into 10,000 shares of our common stock, subject to adjustments, which we refer to as the Series A Conversion Rate. In addition, the Series A Preferred Stock is subject to mandatory conversion at the Series A Conversion Rate on the earlier of the date that the closing price of our common stock shall have exceeded $2.50 for a period of ten consecutive trading days immediately preceding such date. As of the date of this prospectus, our outstanding shares of Series A Preferred Stock are convertible into an aggregate of 500,000 shares of our common stock.

Voting Rights. As long as any shares of Series A Preferred Stock are outstanding, without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock, voting separately as a class, we shall not amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise.

In addition to the class voting rights described above, the Series A Preferred Stock shall be entitled to vote, on an as-converted basis, together as a single class, with the holders of our common stock and all other series and classes of stock permitted to vote with common stock on all matters submitted to a vote of holders of common stock, except with respect to matters in respect of which one or more other classes of stock is entitled to vote as a separate class under the Delaware General Corporation Law or the provisions of our certificate of incorporation. The common stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as our other issued and outstanding common stock.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, including a change in control of our company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive an amount equal to $10,000 per share of the Series A Preferred Stock before any payment shall be made or any assets distributed to the holders of our common stock or Series B-1 Convertible Preferred Stock.

Absence of Market for Series A Preferred Stock. There is no established trading market for our Series A Preferred Stock. We do not currently intend to list the Series A Preferred Stock on a national securities exchange or qualify the preferred stock for quotation on a stock exchange. In addition, we do not intend to register the outstanding shares of Series A Preferred Stock, or the common stock issuable upon conversion of the Series A Preferred Stock, under the Securities Act of 1933.

Series B-1 Convertible Preferred Stock

Dividends. From and after the date of the issuance of shares of Series B-1 Convertible Preferred Stock, the holders of the Series B-1 Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefore, when and if declared by the Board of Directors, quarterly dividends at the annual rate of five percent of the original issue price, which equals $6,000 per share, on each outstanding share of Series B-1 Convertible Preferred Stock, subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series B-1 Convertible Preferred Stock. The Series B-1 Convertible Preferred Stock dividends shall accrue from day to day, whether or not earned or declared, commencing on the last day of the calendar quarter in which they would otherwise be declared; provided however, that except in the case of a liquidation or conversion, each as described below, we are under no obligation to pay such dividends unless so declared by the Board of Directors.

Preferred Stock Conversion Rights. Each share of Series B-1 Convertible Preferred Stock may be converted at any time at the option of the holder into shares of our common stock at a rate equal to 14,634 shares of common stock, subject to certain adjustments, per share, plus such number of shares of common stock equal to the then accrued and unpaid dividends on such share of Series B-1 Convertible Preferred Stock divided by $0.41, which we refer to as the Conversion Rate in this prospectus. In addition, the Series B-1 Convertible Preferred Stock is subject to mandatory conversion at the Conversion Rate on the earlier of the date that (i) the closing price of the common stock exceeds $1.20 for a period of twenty-five consecutive trading days preceding such date and (ii) as determined by the vote of a majority of the holders of the Series B-1 Convertible Preferred Stock. As of September 30, 2009, our outstanding shares of Series B-1 Convertible Preferred Stock were convertible into an aggregate of 15,040,860 shares of our common stock.

Voting Rights. As long as any shares of Series B-1 Convertible Preferred Stock are outstanding, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B-1 Convertible Preferred Stock, voting separately as a class, we shall not:

•

authorize, create, or issue any class or series of capital stock ranking, either as to payment of dividends, distributions of assets upon liquidation or otherwise, or redemptions, prior to or on parity with the Series B-1 Convertible Preferred Stock; and

•

authorize any redemptions or repurchases of common stock, or repurchase or redeem any common stock, except in limited circumstances, for repurchases or redemptions of common stock from employees upon their termination of employment with us.

In addition to the class voting rights described above, the Series B-1 Convertible Preferred Stock shall be entitled to vote, on an as-converted basis, together as a single class, with the holders of the common stock and all other series and classes of stock permitted to vote with common stock on all matters submitted to a vote of holders of common stock, except with respect to matters in respect of which one or more other classes of common stock is entitled to vote as a separate class under the Delaware General Corporation Law or the provisions of our certificate of incorporation. The common stock into which the Series B-1 Convertible Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as our other issued and outstanding common stock.

Board Representation. For so long as any shares of Series B-1 Convertible Preferred Stock remain outstanding, the holders of the Series B-1 Convertible Preferred Stock, voting separately as one class, shall be entitled to elect two members of the Board of Directors. A vacancy in any directorship elected by the holders of the Series B-1 Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series B-1 Convertible Preferred Stock, consenting or voting, as the case may be, separately as one class.

Liquidation or Change in Control. Upon a Liquidation Event (as defined below), the holders of the shares of Series B-1 Convertible Preferred Stock then outstanding shall be paid out of our assets available for distribution to stockholders, an amount equal to the greater of (i) $6,000 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series B-1 Convertible Preferred Stock) plus any accrued but unpaid dividends, whether or not declared, and any other declared but unpaid dividends and (ii) such amount per share of Series B-1 Convertible Preferred Stock as would have been payable had each share been converted to common stock pursuant immediately prior to the Liquidation Event, before any payment shall be made to the holders of common stock or any other junior stock but after any payment has been made to the holders of Series A Preferred Stock or any other senior stock. If upon any Liquidation Event, the assets to be distributed to the holders of the Series B-1 Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of our assets available for distribution to holders of the Series B-1 Convertible Preferred Stock shall be distributed to such holders of the Series B-1 Convertible Preferred Stock pro rata, in proportion to the full respective distributable amounts to which they are entitled. A “Liquidation Event” means the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. In addition, a consolidation or merger of us with or into any other corporation or corporations, or a sale of all or substantially all of our assets, or the effectuation by us of a transaction or series of transactions in which more than 50% of our voting shares are disposed of or conveyed, shall be deemed to be a Liquidation Event.

Absence of Market for Series B-1 Convertible Preferred Stock. There is no established trading market for our Series B-1 Convertible Preferred Stock. We do not currently intend to list the Series B-1 Convertible Preferred Stock on a national securities exchange or qualify the preferred stock for quotation on a stock exchange. We do not intend to register the outstanding shares of Series B-1 Convertible Preferred Stock under the Securities Act of 1933. The registration statement of which this prospectus is a part registers, for resale, shares of common stock issuable upon conversion of the Series B-1 Convertible Preferred Stock, under the Securities Act of 1933.

Warrants

We issued to Rockport Venture Securities, LLC, our placement agent in the private placement, warrants to purchase 350,000 shares of our common stock at an exercise price of $0.41 per share, which we refer to as the Rockport Warrant. The Rockport Warrant has a three-year term. We do not intend to register the outstanding warrants under the Securities Act of 1933. The registration statement of which this prospectus is a part registers, for resale, shares of common stock issuable upon exercise of the warrants, under the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008 and any subsequently filed periodic reports, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into the accompanying prospectus before deciding whether an investment in our common stock is suitable for you.

There are a large number of shares of our common stock eligible for sale into the public market in the near future, which may reduce the price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, or the perception that such sales could occur. Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have a large number of shares of common stock available for resale. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Concentration of ownership could delay or prevent a change in control or otherwise influence or control most matters submitted to our stockholders.

As of September 30, 2009, certain funds affiliated with Signet Healthcare Partners and their affiliates owned shares of Series B-1 Convertible Preferred Stock representing in aggregate approximately 45.8% of our outstanding voting power. As a result, Signet and their affiliates potentially could influence and control matters submitted to a vote of stockholders, including a change of control transaction, which could prevent or delay such a transaction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and on management’s beliefs and assumptions. In addition, other written or oral statements, which constitute forward-looking statements, may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations of management and are not guarantees of future performance, and involve certain risks, uncertainties and assumptions, which are difficult to predict. These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, the general economic conditions in the markets in which we operate, levels of industry research and development spending, our ability to continue to attract and retain qualified personnel, the fixed price nature of product development agreements or the loss of customers and other factors described in our filings with the Securities and Exchange Commission, including the “Risk Factors” section as set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 and any subsequently filed periodic reports, including our Quarterly Reports on Form 10-Q. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. In addition, we will not receive any proceeds from the conversion by the selling stockholders of their shares of Series B-1 Convertible Preferred Stock into shares of common stock.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of the NYSE Amex and fees and expenses of our counsel and our accountants.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of warrants to purchase common stock. Upon any cash exercise of the warrants, the selling stockholders will pay us the exercise price of the warrants. Under certain circumstances, the holders of our warrants may exercise their warrants on a cashless basis. The exercise price of the warrants is $0.41 per share. If all warrants covered by this prospectus are exercised for cash, we will receive cash proceeds equal to $107,625. We will use any cash we receive upon the exercise of the warrants for working capital.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus acquired shares of our Series B-1 Convertible Preferred Stock or warrants in the private placement or are transferees of such stockholders. In connection with the private placement, we granted to the selling stockholders and their transferees, named in this prospectus, registration rights pursuant to which we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock issuable upon conversion of the Series B-1 Convertible Preferred Stock or upon exercise of the warrants. These shares of common stock are being offered for resale by this prospectus and may be sold or otherwise disposed from time to time by the selling stockholders on NYSE Amex, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders. The warrants held by the selling stockholders are exercisable at any time in whole or in part and expire on March 13, 2012.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective selling stockholder, Forms 4, Schedules 13D and 13G and other public documents filed with the SEC. The number representing the number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares held by a selling stockholder prior to the date hereof, including shares purchased by the selling stockholder (or its transferee) pursuant to the private placement and being offered pursuant to this prospectus, as well as (ii) all options or other derivative securities which are exercisable within 60 days of December 2, 2009, including the warrants purchased in the private placement. The percentages of shares owned after the offering are based on 34,523,700 shares of our common stock outstanding as of December 2, 2009, which includes the outstanding shares of common stock offered by this prospectus (but not the shares issuable upon exercise of the warrants purchased in the private placement). For purposes of preparing the table below, we have also treated the 2,516,930 shares of common stock that may be issuable upon conversion of accrued dividends on the Series B-1 Convertible Preferred Stock from the issuance date of such shares through September 30, 2012 as if such shares were issued and outstanding on the date hereof.

Unless otherwise indicated below, to our knowledge, all persons named in this table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

The selling stockholders may sell some, all or none of the shares of common stock offered by this prospectus. We do not know how long the selling stockholders will hold their shares of Series B-1 Convertible Preferred Stock or warrants before converting into common stock and selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder other than the securities purchase agreement and common stock warrant purchase agreement pursuant to which the selling stockholders purchased their shares of Series B-1 Convertible Preferred Stock from us and were issued the warrant to purchase shares of our common stock. The shares offered by this prospectus may be offered from time to time by the selling stockholders, although the shares of our common stock underlying the Series B-1 Convertible Preferred Stock will not be eligible to be offered pursuant to this prospectus until shares of Series B-1 Convertible Preferred Stock are converted into shares of common stock and the warrants will not be eligible to be offered pursuant to this prospectus until the warrants are exercised. Accordingly, for purposes of this table, we have assumed that, after completion of the offering, the only shares that will continue to be held by the selling stockholders are those shares that do not have registration rights as a result of the private placement. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

The following table sets forth, to our knowledge, information about the selling stockholders as of December 2, 2009.

	Number of Shares of Common Stock Beneficially Owned Prior to the	Number of Shares of Common Stock Underlying Series B-1 Convertible Preferred Stock Registered for	Number of Shares of Common Stock Underlying Warrants Registered for Sale	Shares Beneficially Owned After Offering
Name of Selling Stockholders	Offering	Sale Hereby	Hereby	Number	Percent
Life Sciences Opportunities Fund II, L.P. (1)	—	2,618,788 (2)(3)	—	—	—
Life Sciences Opportunities Fund (Institutional) II, L.P. (1)	—	14,632,809 (3)(4)	—	—	—
Rockport Venture Securities, LLC (5)	—	—	262,500	—	—
TOTAL	—	17,251,597	262,500	—	—

____________________

(1)

Information is based on a Schedule 13D/A filed on May 19, 2009. Includes securities held directly by Life Sciences Opportunities Fund (Institutional) II, L.P. (“LOF Institutional”) and Life Sciences Opportunities Fund II, L.P. (“LOF” and collectively with LOF Institutional, the “Funds”) and indirectly by Signet Healthcare Partners, LLC (“General Partner”), the general partner of each of the Funds, James C. Gale, a director of ours, and the chief investment officer, a manager and member of the General Partner, SMH Capital Inc. (“SMH Capital”), the controlling member of the General Partner, Sanders Morris Harris Group, Inc. (“SMHG”), the parent company of SMH Capital, Joyce Erony, a director of ours and a managing director of the General Partner, Ben T. Morris, a manager of the General Partner and Chief Executive Officer and a director of SMH Capital and SMHG. The General Partner, Mr. Gale, SMH Capital, SMHG, Ms. Erony and Mr. Morris disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of each filer is Carnegie Hall Tower, 152 West 57th Street, 19th Floor, New York, NY 10019, except SMH Capital, SMHG and Mr. Morris, which is 600 Travis, Suite 5800, Houston, Texas 77002.

(2)

Issuable upon conversion of 152.844 shares of Series B-1 Convertible Preferred Stock held by LOF as of September 30, 2009.

(3)

Each share of Series B-1 Convertible Preferred Stock is convertible into 14,634 shares of our common stock plus such number of shares of common stock as shall equal (x) the accrued and unpaid dividends on the Series B-1 Convertible Preferred Stock as of the date of conversion divided by (y) $0.41. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of Designation for the Series B-1 Convertible Preferred Stock.

(4)

Issuable upon conversion of 854.035 shares of Series B-1 Convertible Preferred Stock held by LOF Institutional as of September 30, 2009.

(5)

Thomas R. Bassinger and Mark G. Bosland control the investment decisions of Rockport Venture Securities, LLC and may be deemed to beneficially own the shares held by Rockport. Mr. Bassinger and Mr. Bosland disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of the selling stockholders. “Selling stockholders” include donees, pledgees, transferees or successors-in-interest selling securities received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Sales of the shares may be affected by selling stockholders from time to time in one or more types of transactions, including block transactions:

•

on the NYSE Amex,

•

in the over-the-counter market,

•

in privately negotiated transactions,

•

by pledges to secure debts or other obligations,

•

through put or call option transactions relating to the shares, or

•

through short sales of shares,

or a combination of these methods of sale or through any lawful manner, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against specified liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Act, disclosing:

•

the name of each such selling stockholder and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which such shares were sold,

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•

other facts material to the transaction.

In addition, if we are notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest who acquires shares from the selling stockholder other than pursuant to a purchase under this prospectus, intends to sell more than 500 shares and such shares are not eligible for sale under Rule 144 of the Exchange Act, a supplement to this prospectus will be filed.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

The financial statements of IGI Laboratories, Inc. as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008 which were included in our Annual Report on Form 10-K for the year ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. You can inspect and copy the registration statement as well as the reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the shares of common stock that are part of this offering are sold.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•

Our Annual Report on Form 10-K for the year ended December 31, 2008;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on January 29, 2009, March 19, 2009, May 7, 2009, May 19, 2009, May 28, 2009, May 29, 2009, July 2, 2009 and September 21, 2009; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 1988, including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to our Controller, c/o IGI Laboratories, Inc., 105 Lincoln Avenue, Buena, New Jersey, 08310, (856) 697-1441.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

We have agreed to bear the expense for the shares for the selling stockholders under the federal and state securities laws. The following table sets forth the costs and expenses, other than selling commissions, brokerage fees and related expenses, payable by us in connection with the sale of common stock being offered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$928
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	5,000
Total	$25,928

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Our Amended and Restated Certificate of Incorporation provides that we shall indemnify any and all persons whom it shall have the power to indemnify under Section 145 to the fullest extent permitted by the Delaware General Corporation Law.

We have a directors and officers liability policy that insures our officers and directors against certain liabilities.

We have also entered into an indemnification agreement with certain of our directors and executive officers providing for the indemnification described above.

Item 16. List of Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit	Description

3.1

Amended and Restated Certificate of Incorporation of IGI Laboratories, Inc., dated May 7, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 12, 2008).

3.2	Amended and Restated Bylaws of IGI Laboratories, Inc., effective May 7, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 12, 2008).

3.3

Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Preferred Stock and Series B-2 Preferred Stock of IGI Laboratories, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 19, 2009).

3.4

Certificate of Correction to Correct a Certain Error in the Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Preferred Stock and Series B-2 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 19, 2009).

5.1 *	Opinion of Pepper Hamilton LLP

23.1 *	Consent of Amper, Politziner & Mattia, LLP

23.2 *	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1 *	Powers of Attorney (included on signature page)

____________________

*

Filed herewith.

Item 17. Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(i)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(ii)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IGI Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Buena, New Jersey on December 4, 2009.

IGI Laboratories, Inc.

By:	/s/ Hemanshu Pandya
Hemanshu Pandya President and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Hemanshu Pandya and Philip Forte, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Hemanshu Pandya	Director, President and Chief	December 4, 2009
Hemanshu Pandya	Executive Officer (principal executive officer)

/s/ Philip Forte	Controller (principal financial and	December 4, 2009
Philip Forte	accounting officer)

/s/ Joyce Erony	Director	December 4, 2009
Joyce Erony

Signature	Title	Date

/s/ Jane E. Hager	Director	December 4, 2009
Jane E. Hager

/s/ James C. Gale	Director	December 4, 2009
James C. Gale

/s/ Narendra N. Borkar	Director	December 4, 2009
Narendra N. Borkar

/s/ Michael Hemric	Director	December 4, 2009
Michael Hemric

Exhibit Index

Exhibit	Description

3.1

Amended and Restated Certificate of Incorporation of IGI Laboratories, Inc., dated May 7, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 12, 2008).

3.2	Amended and Restated Bylaws of IGI Laboratories, Inc., effective May 7, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 12, 2008).

3.3

Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Preferred Stock and Series B-2 Preferred Stock of IGI Laboratories, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 19, 2009).

3.4

Certificate of Correction to Correct a Certain Error in the Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Preferred Stock and Series B-2 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 19, 2009).

5.1 *	Opinion of Pepper Hamilton LLP

23.1 *	Consent of Amper, Politziner & Mattia, LLP

23.2 *	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1 *	Powers of Attorney (included on signature page)

____________________

*

Filed herewith.